Exhibit 99.2

Apple Computer, Inc.

Q2 2005 Unaudited Summary Data

	Q1 2005 Actual		Q2 2004 Actual		Q2 2005 Actual		Sequential Change		Year/Year Change
Operating Segments	CPU Units k	Rev $m	CPU Units k	Rev $m	CPU Units k	Rev $m	Units	Revenue	Units	Revenue
Americas	476	$1,637	361	$881	477	$1,443	0%	-12%	32%	64%
Europe	320	847	187	449	276	705	-14%	-17%	48%	57%
Japan	64	185	76	173	102	284	59%	54%	34%	64%
Retail	119	561	70	266	144	571	21%	2%	106%	115%
Other Segments (1)	67	260	55	140	71	240	6%	-8%	29%	71%
Total Operating Segments	1,046	$3,490	749	$1,909	1,070	$3,243	2%	-7%	43%	70%

							Sequential Change		Year/Year Change
	Units k	Rev $m	Units k	Rev $m	Units k	Rev $m	Units	Revenue	Units	Revenue
Product Summary
iMac (2)	456	$620	217	$252	467	$483	2%	-22%	115%	92%
iBook	271	297	201	223	251	278	-7%	-6%	25%	25%
Power Mac (3)	167	381	174	349	141	320	-16%	-16%	-19%	-8%
PowerBook	152	307	157	336	211	413	39%	35%	34%	23%
Subtotal CPUs	1,046	1,605	749	1,160	1,070	1,494	2%	-7%	43%	29%

iPod	4,580	1,211	807	264	5,311	1,014	16%	-16%	558%	284%
Other Music Products (4)	NM	177	NM	60	NM	216	NM	22%	NM	260%
Peripherals & Other HW	NM	284	NM	238	NM	280	NM	-1%	NM	18%
Software & Other	NM	213	NM	187	NM	239	NM	12%	NM	28%
Total Apple		$3,490		$1,909		$3,243		-7%		70%

(1)           Other Segments include Asia Pacific and FileMaker.

(2)           Includes eMac and Mac mini product lines.

(3)           Includes Xserve product line.`

(4)           Other Music Products consists of iTunes Music Store sales and iPod related services and accessories.

NM: Not Meaningful